UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549
                                  -------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) June 1, 2004
                                                           ------------


                   CHEFS INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
               ---------------------------------------------------
                 (State or other jurisdiction of incorporation)


         0-8513                                            22-2058515
------------------------------------  ------------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)



62 Broadway, Point Pleasant Beach, New Jersey                      08742
---------------------------------------------           ------------------------
(Address of principal executive office)                         (Zip Code)

                  732-295-0350
--------------------------------------------------------------
(Registrant's telephone number, including area code)

                                    FORM 8-K

                                  June 1, 2004

                            CHEFS INTERNATIONAL, INC.


ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

       On June 1, 2004, Chefs International, Inc. issued a press release announcing that a Special Committee of its Board of Directors, appointed to evaluate a proposal made by the Lombardi Restaurant Group to effect a cash purchase of the interests of Chefs' minority stockholders, had unanimously determined to advise Chefs' board of directors that in the Committee's judgment, the proposed increased purchase price of $3.12 per share was fair to Chefs' minority stockholders. The Committee will recommend that the Board accept the proposal. In view of the fact that the proposal is subject to various conditions, no assurance can be given that the proposed purchase will be completed. The text of the press release is attached hereto as Exhibit 99.5

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

       (c)    EXHIBITS

              99.5 Press Release issued by Chefs International, Inc. on June 1, 2004.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              CHEFS INTERNATIONAL, INC.
                                              -------------------------
                                                    (Registrant)



Dated:   June 1, 2004                   By  /s/ Anthony Papalia
         ------------                     --------------------------------------
                                                      Anthony Papalia, President